Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-275743), relating to the consolidated financial statements of Xiao-I Corporation, which is included in this Annual Report on Form 20-F of the Company for the year ended December 31, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ AssentSure PAC
AssentSure PAC
Singapore
April 30, 2024